Exhibit 3.29

    Phone: (503) 986-2200

        Fax: (503) 378-4381                                                                      Articles of Organization—Limited Liability Company

Secretary of State

Corporation Division

255 Capitol St. NE, Suite 151

Salem OR 97310-1327

FilingInOregon.com

REGISTRY NUMBER: 473608-96

                                           For office use only

In accordance with Oregon Revised Statute 192.410-192.490, all information on this form is publicly available, including addresses.

We must release this information to all parties upon request and it will be posted on our website.    For office use only

Please Type or Print Legibly in Black ink. Attach Additional Sheet if Necessary.

1)	NAME OF LIMITED LIABILITY COMPANY (Must contain the words “Limited Liability Company” or the abbreviations “LLC” or “L.L.C.”)
JCJ Investments LLC
2)	DURATION (Please check one.)	6)	NAME AND ADDRESS OF EACH PERSON
	☐ Latest date upon which the Limited Liability		WHO IS FORMING THIS BUSINESS (ORGANIZER)
Company is to dissolve is .
	☑ Duration shall be perpetual.		Randall B. Bateman
3)	NAME OF THE PERSON WHO WILL ACCEPT LEGAL SERVICE FOR THIS BUSINESS (INITIAL REGISTERED AGENT)		888 SW Fifth Avenue, Suite 1250 Portland, OR 97204
Tower Registry LLC 272639-95

4)	REGISTERED AGENT’S PUBLICLY	7)	IF THE LIMITED LIABILITY COMPANY IS
	AVAILABLE ADDRESS shall be an Oregon		NOT MEMBER MANAGED, CHECK ONE
	Street Address, which is identical to the registered		BOX BELOW.
	agent’s business office.)		☐ This limited liability company is managed by a
	888 SW Fifth Avenue, Suite 1250		single manager.
	Portland, OR 97204		☐ This limited liability company is managed by
multiple manager(s).

5)	ADDRESS WHERE THE DIVISION MAY	8)	IF RENDERING A LICENSED
	MAIL NOTICES		PROFESSIONAL SERVICE OR SERVICES,
	c/o Randall B. Bateman		DESCRIBE THE SERVICE(S) BEING
	888 SW Fifth Avenue, Suite 1250		RENDERED:
Portland, OR 97204

		9)	OPTIONAL PROVISIONS: (Attach a separate sheet if
necessary.) ☑
OPTIONAL) LIST MEMBERS AND/OR MANAGERS NAMES AND ADDRESSES

10)	OWNERS: (MEMBERS) (Names and Street address)	11) MANAGERS: (MANAGERS) (Names and Street
address)

12) EXECUTION SIGNATURE OF THE PERSON WHO IS FORMING THIS BUSINESS (ORGANIZER) (The title for         each signer must be “Organizer.”) By my signature, I declare as an authorized signer, that this filing has been examined by me         and is, to the best of my knowledge and belief, true, correct and complete. Making false statements in this document is against         the law and may be penalized by fines, imprisonment or both.

Signature	Printed Name	Title	FEES
/s/ Randall B. Bateman	Randall B. Bateman	Organizer

Required Processing Fee $100 Confirmation Copy (Optional) $5.

Processing Fees are nonrefundable.

Please make check payable to “Corporation Division”

NOTE: Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

Organizer
Organizer
Organizer

13) CONTACT NAME: (To resolve questions with this filing)	DAYTIME PHONE NUMBER: (Include area code)
Sandy Newell	(503) 972-934

ATTACHMENT

ARTICLES OF ORGANIZATION

Limited Liability Company

JCJ INVESTMENTS LLC

ARTICLE 9: OPTIONAL PROVISIONS TO ARTICLES OF ORGANIZATION

Limitation of Personal Liability and Indemnification. To the fullest extent permissible under the Oregon Limited Liability Company Act, as it exists on the date hereof or may hereafter be amended, (a) a member shall not be liable to the company or the other members for monetary damages for conduct as a member, and (b) the company shall indemnify each of its members against all expense, liability, and loss (including, without limitation, attorney fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was a member of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another limited liability company, foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.

Phone:	(503) 986-2200
Fax:	(503) 378-4381	Articles of Organization—Limited Liability Company

Secretary of State	Check the appropriate box below:
Corporation Division	☑	ARTICLES OF AMENDMENT (Complete only 1, 2, 3, 6, 7)
255 Capitol St. NE, Suite 151	☐	ARTICLES OF DISSOLUTION (Complete only 4, 5, 6, 7)
Salem OR 97310-1327
FilingInOregon.com

REGISTRY NUMBER: 473608-96

In accordance with Oregon Revised Statute 192.410-192.490, all information on this application is public record. We must release this information to all parties upon request and it will be posted on our website. For office use only

Please Type or Print Legibly in Black ink. Attach Additional Sheet if Necessary.

ARTICLES OF AMENDMENT ONLY

1)	ENTITY NAME
JCJ Investments LLC
2)	THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF ORGANIZATION is MADE HEREBY,
(State the article number(s) and set forth the article(s) as it is amended to read.)

1) Name: OCHI Holdings II LLC

3)	PLEASE CHECK THE APPROPRIATE STATEMENT
☐ This amendment was adopted by the manger(s) without member action. Member action was not required.
Date of adoption of each amendment:
☑ This amendment(s) was approved by the members. 100 percent of the members approved the amendment(s).
Date of adoption of each amendment: March 1, 2008
ARTICLES OF DISSOLUTION ONLY
4)	NAME OF LIMITED LIABILITY COMPANY
5)	DATE OF DISSOLUTION
6)	EXECUTION: (Must be signed by at least one member or manager.)

Signature	Printed Name	Title
/s/ Christpher J. Shepanek	Christopher J. Shepanek	CEO of sole Member, OCH
International, Inc.

13)	CONTACT NAME: (To resolve	DAYTIME PHONE NUMBER:	FEES
	questions with this filing)	(Include area code)
	Sandy Newell	(503) 972-9934	Required Processing Fee $50
Confirmation Copy (Optional) $5
Processing Fees are nonrefundable.
Please make check payable to
“Corporation Division”
NOTE: Fees may be paid with
VISA or MasterCard. The card
number and expiration date should
be submitted on a separate sheet for
your protection.